Exhibit 16.1

August 1, 2012

U.S. Securities & Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Wonhe High-Tech International, Inc.
   Commission file no:  333-150835

We have read Item 4.01 of Form 8-K for Wonhe High-Tech International, Inc. (formerly Baby Fox International, Inc.) to be filed with the Commission, and we agree with the statements concerning our firm contained therein.

We have no basis to agree or disagree with any other matters reported therein.

Sincerely,

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas